Exhibit 99.1

Vera Therapeutics Provides Business Update and Reports Full Year 2025 Financial Results

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Positive Phase 3 data from ORIGIN 3 study of atacicept in IgA nephropathy (IgAN) presented at American Society of Nephrology (ASN) Kidney Week and published in the New England Journal of Medicine
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U.S. Food and Drug Administration (FDA) granted priority review to Biologics License Application (BLA) for atacicept with Prescription Drug User Fee Act (PDUFA) date of July 7, 2026; potential commercial launch of atacicept expected in mid-2026
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Strong balance sheet bolstered by equity and debt financings in 2025 expected to be sufficient to fund company beyond atacicept approval and U.S. commercial launch

BRISBANE, Calif., February 26, 2026 – Vera Therapeutics, Inc. (Nasdaq: VERA), a late clinical-stage biotechnology company focused on developing and commercializing transformative treatments for patients with serious immunological diseases, today reported its business highlights and financial results for the full year ended December 31, 2025.

“In 2025, Vera Therapeutics delivered on several key milestones as we advanced atacicept toward potential FDA approval and commercialization,” said Marshall Fordyce, M.D., Founder and CEO of Vera Therapeutics. “The BLA has been granted priority review and we expect to be commercially prepared to successfully launch atacicept in IgAN in mid-2026 if approved. Our commercial team brings decades of experience launching innovative therapies and is eager to bring this potentially disease-modifying therapy to patients with IgAN and other autoimmune kidney diseases.”

“Vera Therapeutics has established a leadership position within the IgAN space based on the compelling profile of atacicept. Data from the ORIGIN clinical program have shown that blocking BAFF and APRIL with atacicept results in clinically meaningful reductions to proteinuria, Gd-IgA1, and hematuria (phase 2 and 3) and a stabilization of eGFR (phase 2)” said Robert M. Brenner, M.D., Chief Medical Officer, Vera Therapeutics. “Vera is confident in the strength of the atacicept data package to support approval and deliver a potential new therapy to the IgAN patients and caregivers whom we serve.”

Key Full Year 2025 and Recent Business Highlights

•
Positive primary endpoint results from the ORIGIN Phase 3 clinical trial of atacicept for the treatment of (IgAN) were presented in a featured late-breaking oral presentation during the opening plenary session of ASN Kidney Week 2025 and published in the New England Journal of Medicine
•
FDA granted priority review to the atacicept BLA for the treatment of IgAN in adults, and assigned a PDUFA target action date of July 7, 2026; Company plans for a potential commercial launch in mid-2026
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Matt Skelton, Chief Commercial Officer, advancing preparations for U.S. commercial launch

•
Appointed James R. Meyers, an accomplished biopharmaceutical executive with over three decades of commercial leadership experience, to Board of Directors
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Successfully completed an equity financing and entered into a debt agreement resulting in combined potential gross proceeds of $800 million, strengthening Vera Therapeutics' balance sheet to fund operations beyond the potential approval and U.S. commercial launch of atacicept

Anticipated Upcoming Milestones

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Potential FDA approval of atacicept in IgAN – PDUFA date of July 7, 2026
•
Planned U.S. commercial launch of atacicept, pending FDA approval – mid-2026
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Initial results from PIONEER – a Phase 2 basket trial evaluating atacicept in expanded IgAN populations, and other autoimmune kidney diseases – expected in 1H 2026
•
Pivotal ORIGIN 3 study completion with two-year eGFR data – expected in 2027

Financial Results for the Year Ended December 31, 2025

For the year ended December 31, 2025, Vera Therapeutics reported a net loss of $299.6 million, or a net loss per diluted share of $4.66, compared to a net loss of $152.1 million, or a net loss per diluted share of $2.75, for the year ended December 31, 2024.

During the year ended December 31, 2025, net cash used in operating activities was $241.1 million, compared to $134.7 million for the year ended December 31, 2024.

Vera Therapeutics reported $714.6 million in cash, cash equivalents, and marketable securities as of December 31, 2025, which combined with availability under its debt facility, Vera Therapeutics believes to be sufficient to fund operations through potential approval and U.S. commercial launch of atacicept and beyond.

About Atacicept

Atacicept is an investigational recombinant fusion protein that contains the soluble transmembrane activator and calcium-modulating cyclophilin ligand interactor (TACI) receptor that binds to the cytokines B-cell activating factor (BAFF) and A PRoliferation-Inducing Ligand (APRIL). These cytokines are members of the tumor necrosis factor family that promote B-cell survival and autoantibody production associated with IgAN, lupus nephritis, and other autoimmune kidney diseases.

About the Atacicept Clinical Program

The ORIGIN Phase 2b clinical trial of atacicept in IgAN met its primary and key secondary endpoints, with statistically significant and clinically meaningful proteinuria reductions and stabilization of eGFR versus placebo through 36 weeks. The safety profile during the randomized period was comparable between atacicept and placebo. Through 96 weeks, atacicept demonstrated further improvements in Gd-IgA1, hematuria, and proteinuria, as well as stabilization of eGFR reflecting a profile consistent with that of the general population without IgAN.

The ORIGIN Phase 3 trial met the primary endpoint with a statistically significant and clinically meaningful reduction in proteinuria at week 36, in the prespecified interim analysis. Across the ORIGIN program in IgAN, the safety profile of atacicept appears favorable, and comparable to placebo. The trial continues in a placebo-controlled blinded manner to evaluate the change in kidney function over two years as measured by eGFR, with results expected in 2027. For more information about ORIGIN 3, please visit http://www.clinicaltrials.gov.

Atacicept has received FDA Breakthrough Therapy Designation for the treatment of IgAN, which reflects the FDA’s determination that, based on an assessment of data from the ORIGIN Phase 2b clinical trial, atacicept may demonstrate substantial improvement on a clinically significant endpoint over available therapies for patients with IgAN. Vera Therapeutics believes atacicept is positioned for best-in-class potential, targeting B cells to reduce autoantibodies and having been administered to more than 1,500 patients in clinical trials across different disease areas.

The ORIGIN Extend study provides ORIGIN study participants with extended access to atacicept until its potential commercial availability in their region and captures longer-term safety and efficacy data. Atacicept is also being evaluated in expanded IgAN populations, anti-PLA2R positive primary membranous nephropathy, and anti-nephrin positive focal segmental glomerulosclerosis (FSGS) and minimal change disease (MCD) patients in the PIONEER trial.

About Vera Therapeutics

Vera Therapeutics is a late clinical-stage biotechnology company focused on developing treatments for serious immunological diseases. Vera Therapeutics’ mission is to advance treatments that target the source of disease in order to change the standard of care for patients. Vera Therapeutics’ lead product candidate is atacicept, a fusion protein self-administered at home as a subcutaneous once weekly injection that blocks both BAFF and APRIL, which stimulate B cells to produce autoantibodies contributing to certain autoimmune diseases, including IgAN and lupus nephritis. Beyond IgAN, Vera Therapeutics is evaluating additional diseases where the reduction of autoantibodies by atacicept may prove clinically meaningful. In addition, Vera Therapeutics holds an exclusive license agreement with Stanford University for a novel, next generation fusion protein targeting BAFF and APRIL, known as VT-109, with wide therapeutic potential across the spectrum of B-cell-mediated diseases. Vera Therapeutics is also evaluating development of MAU868, a monoclonal antibody designed to neutralize infection with BK virus, which can have devastating consequences in kidney transplant recipients. Vera Therapeutics retains all global developmental and commercial rights to atacicept, VT-109 and MAU868. For more information, please visit www.veratx.com.

Forward-looking Statements

Statements contained in this press release regarding matters, events or results that may occur in the future are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, approval of atacicept by the FDA, including expected timing; the timing, preparedness and success of the commercial launch of atacicept in the U.S.; the ability of atacicept to be a disease-modifying therapy for patients with IgAN and other autoimmune kidney diseases; Vera Therapeutics' confidence in the strength of the atacicept data package to support FDA approval; Vera Therapeutics' ability to fund operations beyond anticipated approval and U.S. commercial launch of atacicept; timing of initial results from PIONEER and completion of ORIGIN 3; atacicept’s positioning for best-in-class potential; and the plans, commitments, aspirations and goals under the caption “About Vera Therapeutics”. Words such as "anticipate," “believe,” “expect,” “may,” “plan,” “potential,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Vera Therapeutics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks related to the regulatory approval process, results of earlier clinical trials may not be obtained in later clinical trials, preliminary results may not be predictive of topline results, risks and uncertainties associated with Vera Therapeutics’ business in general, the impact of macroeconomic and geopolitical events, and the other risks described in Vera Therapeutics' filings with the U.S. Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Vera Therapeutics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

For more information, please contact:

Investor Contact:

Joyce Allaire

LifeSci Advisors

212-915-2569

jallaire@lifesciadvisors.com

Media Contact:

Debra Charlesworth

Vera Therapeutics
415-854-8051

corporatecommunications@veratx.com

VERA THERAPEUTICS, INC.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(Unaudited)

	For the Year Ended December 31,
	2025	2024

Operating expenses:
Research and development	$215,256	$126,172
General and administrative	100,217	40,998
Total operating expenses	315,473	167,170
Loss from operations	(315,473)	(167,170)
Other income, net	15,859	15,023
Provision for income taxes	(1)	(1)
Net loss	$(299,615)	$(152,148)
Change in fair value on marketable securities	393	142
Comprehensive loss	$(299,222)	$(152,006)
Net loss per share attributable to common stockholders, basic and diluted	$(4.66)	$(2.75)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	64,233,814	55,326,680

VERA THERAPEUTICS, INC.

Condensed Balance Sheets

(in thousands)

(Unaudited)

	December 31,
	2025	2024

Assets
Current assets:
Cash, cash equivalents and marketable securities	$714,589	$640,852
Prepaid expenses and other current assets	14,294	10,366
Total current assets	728,883	651,218
Operating lease right-of-use assets	1,923	3,372
Other noncurrent assets	3,927	1,091
Total assets	$734,733	$655,681

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$21,898	$7,665
Operating lease liabilities	549	1,483
Accrued expenses and other liabilities, current	31,008	16,223
Total current liabilities	53,455	25,371
Long-term debt	74,838	50,687
Operating lease liabilities, noncurrent	1,919	2,468
Total liabilities	130,212	78,526
Stockholders' equity
Common stock	71	64
Additional paid-in-capital	1,364,529	1,037,948
Accumulated other comprehensive income	786	393
Accumulated deficit	(760,865)	(461,250)
Total stockholders' equity	604,521	577,155
Total liabilities and stockholders' equity	$734,733	$655,681

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